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                     [LETTERHEAD OF HUDDLESTON & CO., INC.]

                                                                    EXHIBIT 23.3

                       CONSENT OF HUDDLESTON & CO., INC.

     We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-3 of the reference to our report dated January 29, 2001, under the captions "Business -- Natural Gas Systems" and "Supplemental Natural Gas and Oil Operations (Unaudited)" appearing in and incorporated by reference in the Annual Report on Form 10-K of El Paso CGP Company (formerly The Coastal Corporation) for the year ended December 31, 2000 ("Annual Report"), which Annual Report is referenced in that certain Current Report of El Paso Corporation on Form 8-K/A dated May 17, 2001, incorporated by reference in this Registration Statement. We further consent to the reference to us under the heading "Expert," in this Registration Statement.

HUDDLESTON & CO., INC.
/s/ Peter D. Huddleston
Peter D. Huddleston, P.E.
President

Houston, Texas
May 23, 2001